EXHIBIT 10.19.2
AMENDMENT NO. 1
AMENDMENT NO. 1, dated as of June 16, 2015, among CINEDIGM CORP., a Delaware corporation (the “Borrower”), the Lenders party hereto, and SOCIÉTÉ GÉNÉRALE, as administrative agent (the “Administrative Agent”) under the Credit Agreement referred to below.

The Borrower, certain Lenders, the Administrative Agent and OneWest Bank, N.A., as Collateral Agent entered into the Second Amended and Restated Credit Agreement, dated as of April 29, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Borrower has requested that the Required Lenders agree to amend Section 7.5 of the Credit Agreement as set forth herein.
In consideration of the mutual covenants set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agree as follows:
SECTION 1.Capitalized Terms; Other Definitional Provisions. Capitalized terms used and not otherwise defined herein shall for all purposes of this Amendment, including the preceding recitals, have the respective meanings specified therefor in the Credit Agreement. The rules of interpretation set forth in Section 1.5 of the Credit Agreement shall be incorporated herein mutatis mutandis.
SECTION 2.Amendment. Upon the effectiveness of this Amendment as provided in Section 6 hereof, Section 7.5 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of clause (c) thereof, (ii) changing the period at the end of clause (d) thereof with “; and” and (iii) inserting a new clause (e) at the end thereof reading in its entirety as follows:
“(e)    the redemption, purchase or other acquisition by the Borrower of its common Stock; provided, however, that the amount of such Restricted Payments shall not exceed $5,000,000 in the aggregate.”
SECTION 3.Continuing Effectiveness. Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement remain in full force and effect and are hereby ratified and confirmed.
SECTION 4.Representations and Warranties. The Borrower represents and warrants that (i) this Amendment has been duly authorized, executed and delivered by it and this Amendment and the Credit Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their terms, (ii) after giving effect to this Amendment, no Default or Event of Default will exist; and (iii) the representations and warranties contained in this Amendment and in the Loan Documents, other than those expressly made as of a specific date, are true and correct in all material respects as if made on the date hereof.
SECTION 5.Reaffirmation of Liens. The Borrower, as Grantor (as defined in the Security Agreement), hereby (a) ratifies and reaffirms each grant of security interests and liens in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to, and its obligations under, the Security Agreement and (b) acknowledges that, except for Permitted Liens, the Collateral Agent has a valid security interest in the Collateral (including the Concentration Account, the Cinedigm Lockbox Accounts, the Debt Service Reserve Account and the Operating Accounts) having the priority and being perfected in each case to the extent required in the Security Agreement or the Credit Agreement.
SECTION 6.Effectiveness of Amendment. This Amendment shall become effective upon (i) the receipt by the Administrative Agent of counterparts of this Amendment duly executed by each of the Borrower, the Administrative Agent and the Required Lenders, and (ii) the receipt by the Administrative Agent from the Borrower of all out-of-pocket expenses incurred by the Agents in connection with this Amendment, including the fees, charges and disbursements of counsel.
SECTION 7.Governing Law; Miscellaneous. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. The provisions of Sections 10.14 and 10.15 of the Credit Agreement shall be incorporated herein mutatis mutandis.
SECTION 8.Severability. Any provision of this Amendment being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Amendment or any part of such provision in any other jurisdiction.
SECTION 9.Headings. The captions and section headings appearing in this Amendment are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.

SECTION 10.Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Amendment may execute this Amendment by signing any such counterpart.
SECTION 11.Loan Document. This Amendment is a Loan Document.
SECTION 12.Concerning the Agents. Neither Agent assumes any responsibility for the correctness of the recitals contained herein, and the Agents shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and make no representation with respect thereto. In entering into this Amendment, the Agents shall be entitled to the benefit of every provision of the Credit Agreement relating to, without limitation, the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the Agents.
IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

CINEDIGM CORP.,
as Borrower

By:    /s/ Adam M. Mizel
Name: Adam M. Mizel
Title: COO

SOCIÉTÉ GÉNÉRALE, as Administrative Agent

By:    /s/ Elaine Khaill
Name: Elaine Khaill
Title: Managing Director

SOCIÉTÉ GÉNÉRALE, as Lender

By:    /s/ Elaine Khaill
Name: Elaine Khaill
Title: Managing Director

ONEWEST BANK N.A., as Lender

By:    /s/ John Farrace
Name: John Farrace
Title: EVP

SUNTRUST BANK, as Lender

By:
Name:
Title: